Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-252235, 333-226906, 333-219055, 333-205153, 333-183483, 333-143786 and 333-266780) on Form S-8 of Cyclacel Pharmaceuticals, Inc. of our report dated March 8, 2023, relating to the consolidated financial statements of Cyclacel Pharmaceuticals, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K/A of Cyclacel Pharmaceuticals, Inc. for the year ended December 31, 2022.

/s/ RSM US LLP

New York, New York

November 28, 2023